EXHIBIT 23(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1996 included in American Water Works Company, Inc.'s Current Report on Form 8-K/A filed on April 3, 1996, and to all references to our firm in this registration statement filed on or about April 17, 1996.


                                               ARTHUR ANDERSEN LLP

New York, New York

April 16, 1996